                                                                    Exhibit 99.1

                                                        CONTACTS: Mary K. Talbot
                                                                  (401) 245-8819

              SLADE'S FERRY BANCORP REPORTS THIRD QUARTER EARNINGS


SOMERSET, Mass. (October 19, 2007) -- Slade's Ferry Bancorp (the "Company"), (NASDAQ Capital Market: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the quarter ended September 30, 2007 was $832,000, a decrease of 20.2% from net income for the quarter ended September 30, 2006, which totaled $1.0 million. Basic and diluted earnings per share were $0.21 and $0.25 for the quarters ended September 30, 2007 and 2006, respectively. For the nine months ended September 30, 2007, net income was $2.5 million, a decrease of 3.1% from net income for the nine months ended September 30, 2006, which totaled $2.6 million. Basic and diluted earnings per share was $0.62 for the nine months ended September 30, 2007 and 2006.

Total interest and dividend income increased from $8.7 million for the quarter ended September 30, 2006 to $9.0 million for the quarter ended September 30, 2007, an increase of 3.5%, primarily as a result of commercial loan growth. For the nine months ended September 30, 2007, total interest and dividend income was $26.5 million, compared to $24.6 million for the nine months ended September 30, 2006, an increase of 7.9%, also attributable to commercial loan growth.

Net interest and dividend income was $4.4 million for the quarter ended September 30, 2007, compared to $4.7 million for the quarter ended September 2006, a decrease of 4.7%. Net interest and dividend income for the nine months ended September 30, 2007 was $13.0 million, compared to $13.6 million for the nine months ended September 30, 2006, a decrease of 4.6%. Total interest expense increased 12.9%, from $4.0 million for the quarter ended September 30, 2006 to $4.5 million for the quarter ended September 30, 2007. Total interest expense increased 23.5%, from $11.0 million for the nine months ended September 30, 2006 to $13.5 million for the nine months ended September 30, 2007. Due to the challenging interest rate environment, management's strategy is to utilize alternative funding sources, including increased Federal Home Loan Bank borrowings, to fund loan growth. Due to the growth and change in the composition of the loan portfolio as well as a slight deterioration of credit quality, management deemed it prudent to provide $170,000 for possible loan losses for the quarter ended September 30, 2007 as compared to no provision for the quarter ended September 30, 2006.

Non interest income increased 49.9% for the quarter ending September 30, 2007, from $732,000 to $1.1 million, due to an increase in gain on sale of securities, which increased from $19,000 for the third quarter of 2006 to $377,000 for the third quarter of 2007. Management is utilizing cash from investment sales and maturities, in addition to increased borrowings, to support loan growth. Non interest income was $2.6 million for the nine months ended September 30, 2007 compared to $2.0 million, an increase of 33.2%. The Bank repositioned its investment portfolio in June of 2006, recognizing net losses on the sale of securities of $150,000 for the nine months ended September 30, 2006, as compared to net gains on the sale of securities of $516,000 for the nine months ended September 30, 2007. Non-interest expense increased 10.3% for the quarter ended September 30, 2007 compared to the same period in 2006, primarily due to increased salary and benefit accruals related to the implementation of certain account balance retirement plans and stock awards. Non-interest expense increased 2.0% for the nine months ended September 30, 2007 compared to the same period in 2006.

Total consolidated assets increased from $607.8 million at December 31, 2006 to $609.2 million at September 30, 2007. Net loans increased 5.4% from $422.4 million at December 31, 2006 to $445.1 million at September 30, 2007. Deposits decreased 5.7%, from $424.0 million at December 31, 2006 to $399.8 million at September 30, 2007. During the same time, the Bank increased its level of Federal Home Loan Bank advances from $119.1 million at December 31, 2006 to $144.3 million at September 30, 2007, an increase of 21.2%.

Total stockholders' equity at September 30, 2007 was $51.4 million compared to $51.2 million at December 31, 2006. Common stock issued and outstanding is 4,009,353 shares at September 30, 2007, and 4,102,242 shares at December 31, 2006, a decrease of 92,889 shares. The decrease in outstanding shares is due to several transactions, including the repurchase of 121,831 shares of common stock under our stock repurchase program and the purchase of 12,723 shares for our stock award plan, offset by the issuance of 15,665 shares under the Company's dividend reinvestment plan, the exercise of 18,000 stock options and the vesting of 8,000 restricted shares. Book value per share was $12.83 at September 30, 2007 as compared to $12.49 at December 31, 2006. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company declared a $0.09 dividend to common shareholders of record on October 2, 2007, which will be paid on October 19, 2007.

On October 11, 2007, Independent Bank Corp., parent of Rockland Trust Company, and the Company jointly announced the signing of a definitive merger agreement by which Independent Bank Corp. will acquire the Company and the Bank will merge into Rockland Trust. Mary Lynn D. Lenz, President and CEO of the Company noted. "Rockland Trust has always been committed to serving the local community and offering personalized service and competitive products. Our customers will benefit from the strength that Rockland Trust offers and can look forward to an even greater range of products and services."

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. Traded on the NASDAQ Capital Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesbank.com and in seven Massachusetts communities - Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income; (5) the impact of the proposed acquisition of the Company by Independent Bank Corp. and (6) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.

                     Slade's Ferry Bancorp. and Subsidiary
                          Consolidated Balance Sheets
                                  (Unaudited)

                                                               September 30, 2007    December 31, 2006
                                                               ------------------    -----------------
Assets                                                                      (In thousands)
------
Cash and due from banks                                             $ 11,390              $ 19,448
Interest-bearing demand deposits with other banks                        550                 1,007
Federal funds sold                                                     9,535                 1,900
                                                                    --------              --------
      Cash and cash equivalents                                       21,475                22,355
Interest-bearing certificates of deposit with other banks                100                   100
Securities available for sale                                         86,422               105,603
Securities held to maturity                                           20,673                24,623
Federal Home Loan Bank stock, at cost                                  7,644                 6,856
Loans, net                                                           445,099               422,370
Premises and equipment, net                                            7,522                 5,587
Goodwill                                                               2,173                 2,173
Accrued interest receivable                                            2,466                 2,311
Bank-owned life insurance                                             12,548                12,317
Other assets                                                           3,090                 3,465
                                                                    --------              --------
                                                                    $609,212              $607,760
                                                                    ========              ========

Liabilities and Stockholders' Equity
------------------------------------

Deposits:
  Noninterest-bearing                                               $ 75,231              $ 79,101
  Interest-bearing                                                   324,555               344,905
                                                                    --------              --------
      Total deposits                                                 399,786               424,006
Short-term borrowings                                                  5,000                     -
Long-term borrowings                                                 139,279               119,058
Subordinated debentures                                               10,310                10,310
Accrued expenses and other liabilities                                 3,394                 3,141
                                                                    --------              --------
      Total liabilities                                              557,769               556,515
Stockholders' equity:
  Common stock                                                            40                    41
  Additional paid-in capital                                          30,016                31,444
  Retained earnings                                                   22,489                21,111
  Accumulated other comprehensive loss                                  (158)                 (464)
  Unearned compensation                                                 (944)                 (887)
                                                                    --------              --------
      Total stockholders' equity                                      51,443                51,245
                                                                    --------              --------
                                                                    $609,212              $607,760
                                                                    ========              ========

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                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                                    Three Months Ended September 30,
                                                                            2007         2006
                                                                           ------       ------
                                                                  (In thousands, except per share data)
Interest and dividend income:
  Interest and fees on loans                                               $7,246       $7,077
  Interest and dividends on securities                                      1,568        1,562
  Other interest                                                              180           54
                                                                           ------       ------
      Total interest and dividend income                                    8,994        8,693
                                                                           ------       ------
Interest expense:
  Interest on deposits                                                      2,639        2,616
  Interest on Federal Home Loan Bank advances                               1,693        1,196
  Interest on subordinated debentures                                         217          217
                                                                           ------       ------
      Total interest expense                                                4,549        4,029
                                                                           ------       ------
Net interest and dividend income                                            4,445        4,664
Provision for loan losses                                                     170            -
                                                                           ------       ------
Net interest income, after provision for loan losses                        4,275        4,664
Noninterest income:
  Service charges on deposit accounts                                         349          373
  Gain on sales and calls of available-for-sale securities, net               377           19
  Other income                                                                371          340
                                                                           ------       ------
      Total noninterest income                                              1,097          732
                                                                           ------       ------
Noninterest expense:
  Salaries and employee benefits                                            2,411        2,044
  Occupancy and equipment expense                                             499          478
  Other expense                                                             1,213        1,216
                                                                           ------       ------
      Total noninterest expense                                             4,123        3,738
                                                                           ------       ------
Income before income taxes                                                  1,249        1,658
Provision for income taxes                                                    417          615
                                                                           ------       ------
      Net income                                                           $  832       $1,043
                                                                           ======       ======

Earnings per share:
  Basic                                                                    $ 0.21       $ 0.25
                                                                           ======       ======
  Diluted                                                                  $ 0.21       $ 0.25
                                                                           ======       ======

                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                                              Nine Months Ended September 30,
                                                                                     2007          2006
                                                                                   -------       -------
                                                                           (In thousands, except per share data)
Interest and dividend income:
  Interest and fees on loans                                                       $21,320       $20,197
  Interest and dividends on securities                                               4,793         4,247
  Other interest                                                                       420           136
                                                                                   -------       -------
      Total interest and dividend income                                            26,533        24,580
                                                                                   -------       -------
Interest expense:
  Interest on deposits                                                               8,030         6,783
  Interest on Federal Home Loan Bank advances                                        4,862         3,561
  Interest on subordinated debentures                                                  642           612
                                                                                   -------       -------
      Total interest expense                                                        13,534        10,956
                                                                                   -------       -------
Net interest and dividend income                                                    12,999        13,624
Provision for loan losses                                                              170            39
                                                                                   -------       -------
Net interest income, after provision for loan losses                                12,829        13,585
Noninterest income:
  Service charges on deposit accounts                                                1,030         1,032
  Gain (loss) on sales and calls of available-for-sale securities, net                 516         (150)
  Other income                                                                       1,093         1,099
                                                                                   -------       -------
      Total noninterest income                                                       2,639         1,981
                                                                                   -------       -------
Noninterest expense:
  Salaries and employee benefits                                                     6,424         6,442
  Occupancy and equipment expense                                                    1,497         1,461
  Other expense                                                                      3,748         3,537
                                                                                   -------       -------
      Total noninterest expense                                                     11,669        11,440
                                                                                   -------       -------
Income before income taxes                                                           3,799         4,126
Provision for income taxes                                                           1,302         1,550
                                                                                   -------       -------
      Net income                                                                   $ 2,497       $ 2,576
                                                                                   =======       =======

Earnings per share:
  Basic                                                                            $  0.62       $  0.62
                                                                                   =======       =======
  Diluted                                                                          $  0.62       $  0.62
                                                                                   =======       =======